EXHIBIT 10.43

EXECUTIVE AGREEMENT

THIS EXECUTIVE AGREEMENT (this “Agreement”) is executed and effective as of August 1, 2019, by and between Toga Limited, a Nevada corporation (the “Company”), and Alexander D. Henderson, a resident of the State of California (the “Executive”).

Recitals

A. The Company and Executive desire to enter into an agreement pursuant to which Executive will serve as the Chief Financial Officer (“CFO”) of the Company on the terms and conditions set forth in this Agreement.

B. Certain definitions are set forth in Section 4 of this Agreement.

Agreement

The parties hereto agree as follows:

1. Engagement. The Company hereby engages Executive to serve as the Chief Financial Officer of the Company, and Executive agrees to serve the Company, during the Service Term (as defined in Section 1(c) hereof) in the capacities, and subject to the terms and conditions, set forth in this Agreement.

(a) Services. During the Service Term, Executive, as CFO, shall have all the duties and responsibilities customarily rendered by the CFO of companies of similar size and nature and as may be reasonably assigned from time to time by the Board. The CFO agrees that he will also undertake the duties and responsibilities as set forth in Schedule A attached hereto. Executive will report directly to the Company’s Group General Manager and, when the Group General Manager is not available, to the Company’s CEO. Except as otherwise provided herein, Executive will devote his best efforts and attention (except for vacation periods and periods of illness or other incapacity) to the business of the Company and its Affiliates. Notwithstanding the foregoing, and provided that such activities do not interfere with, or detract from, the fulfillment of Executive’s obligations hereunder, Executive may pursue, and perform, non- Company consulting and other projects in addition to his serving as the Company’s CFO. Unless the Company and Executive agree to the contrary, Executive’s place of business shall be at the Executive’s office in California; provided, however, that Executive will travel to such other locations of the Company and its Affiliates as may be reasonably necessary in order to discharge his duties hereunder.

(b) Salary, Bonus and Benefits.

i. Salary and Bonus. During the Service Term, the Company will pay Executive a monthly base salary (the “Monthly Base Salary”) of Fifteen Thousand Dollars ($15,000).

ii. In addition, the Company shall grant to the Executive options to purchase sixty thousand (60,000) shares Quarterly, of the Company’s common stock, par value $0.001 per share (“Common Stock”), on a cashless basis at an exercise price of $0.20 per share (the “Options”). The Options shall be subject to vesting at the rate of one-third (⅓) every thirty (30) days but shall expire on the second anniversary of this Agreement. Executive acknowledges and agrees, that the shares of Common Stock granted to Executive in accordance with this Agreement have not been registered under the United States Securities Act of 1933 (the "Securities Act") or the securities laws of any state, and that the Common Stock upon issuance will be, "restricted securities" in the United States within the meaning of Rule 144(a)(3) of the Securities Act.

iii. Vacation; Benefits. Executive shall be entitled to two (2) weeks of vacation per each twelve (12) months of service to the Company, with the scheduling of such vacation time to be agreed to by the Company and Executive in advance. Executive shall not be entitled to, or receive, any other benefits from the Company. Executive must serve a term of a minimum of six (6) consecutive months as the Company’s CFO before any vacation time accrues and therefore no vacation time shall accrue under the original Service Term (as such term is defined below) of this Agreement, unless the Service Term is extended by mutual consent of the Parties.

(c) Executive Term. Executive’s term under this Agreement shall commence on August 1, 2019, and shall terminate on July 31, 2020 (the “Service Term”). In lieu of a subsequent agreement, this Agreement and the Service Term shall become an open-ended, at- will employment agreement, unless either party provides the other party with (a) written notice of their election to terminate this Agreement fifteen (15) calendar days prior to the expiration of the original Service Term, or (b) notice of their election to terminate this Agreement thirty (30) calendar days from the date of receipt of such written notice.

2. Confidential Information; Proprietary Information, etc.

(a) Obligation to Maintain Confidentiality. Executive acknowledges that any Proprietary Information disclosed or made available to Executive or obtained, observed or known by Executive as a direct or indirect consequence of his service or performance of services for the Company or any of its Affiliates during the course of his performance of services for any of the foregoing Persons (whether or not compensated for such services), are the property of the Company and its Affiliates. Therefore, Executive agrees that he will not at any time (whether during or after Executive’s term of service) disclose or permit to be disclosed to any Person or, directly or indirectly, utilize for his own account or permit to be utilized by any Person any Proprietary Information or Records for any reason whatsoever without the Boards consent, unless and to the extent that (except as otherwise provided in the definition of Proprietary Information) the aforementioned matters become generally known to and available for use by the public other than as a direct or indirect result of Executive’s acts or omissions to act. Executive agrees to deliver to the Company at the termination of his service, as a condition to receipt of the next or final payment of compensation, or at any other time the Company may request in writing (whether during or after Executive’s term of service), all Records which he may then possess or have under his control. Executive further agrees that any property situated on the Company’s or its Affiliates premises and owned by the Company or its Affiliates, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company or its Affiliates and their personnel at any time with or without notice. Nothing in this Section 2(a) shall be construed to prevent Executive from using his general knowledge and experience in future employment so long as Executive complies with this Section 2(a) and the other restrictions contained in this Agreement.

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(b) Ownership of Property. Executive acknowledges that all inventions, innovations, improvements, developments, methods, processes, programs, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) that relate to the Company’s or any of its Affiliates actual or anticipated business, research and development, or existing or future products or services and that are conceived, developed, contributed to, made, or reduced to practice by Executive (either solely or jointly with others) while employed by the Company or any of its Affiliates (including any of the foregoing that constitutes any Proprietary Information or Records) (“Work Product”) belong to the Company or such Affiliate and Executive hereby assigns, and agrees to assign, all of the above Work Product to the Company or such Affiliate. Any copyrightable work prepared in whole or in part by Executive in the course of his work for any of the foregoing entities shall be deemed a work made for hire under the copyright laws, and the Company or such Affiliate shall own all rights therein. To the extent that any such copyrightable work is not a work made for hire, Executive hereby assigns and agrees to assign to Company or such Affiliate all right, title and interest, including without limitation, copyright in and to such copyrightable work. Executive shall promptly disclose such Work Product and copyrightable work to the Board and perform all actions reasonably requested by the Board (whether during or after Executive’s term of service) to establish and confirm the Company’s or its Affiliates ownership (including, without limitation, execution of assignments, consents, powers of attorney and other instruments). Notwithstanding anything contained in this Section 2(b) to the contrary, the Company’s ownership of Work Product does not apply to any invention that Executive develops entirely on his own time without using the equipment, supplies or facilities of the Company or its Affiliates or Subsidiaries or any Proprietary Information (including trade secrets), except that the Company’s ownership of Work Product does include those inventions that: (a) relate to the business of the Company or its Affiliates or Subsidiaries or to the actual or demonstrably anticipated research or development relating to the Company’s business; or (b) result from any work that Executive performs for the Company or its Affiliates or Subsidiaries.

(c) Third Party Information. Executive understands that the Company and its Affiliates will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s and its Affiliates part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of Executive’s service and thereafter, and without in any way limiting the provisions of Sections 2(a) and 2(b) above, Executive shall hold Third Party Information in the strictest confidence and shall not disclose to anyone (other than personnel of the Company or its Affiliates who need to know such information in connection with their work for the Company or its Affiliates) or use, except in connection with his work for the Company or its Affiliates, Third Party Information unless expressly authorized by a member of the Board in writing.

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(d) Use of Information of Prior Employers, etc. Executive will abide by any enforceable obligations contained in any agreements that Executive has entered into with his prior employers or other parties to whom Executive has an obligation of confidentiality.

(e) Compelled Disclosure. If Executive is required by law or governmental regulation or by subpoena or other valid legal process to disclose any Proprietary Information or Third Party Information to any Person, Executive will immediately provide the Company with written notice of the applicable law, regulation or process so that the Company may seek a protective order or other appropriate remedy. Executive will cooperate fully with the Company and the Company’s Representatives in any attempt by the Company to obtain any such protective order or other remedy. If the Company elects not to seek, or is unsuccessful in obtaining, any such protective order or other remedy in connection with any requirement that Executive disclose Proprietary Information or Third Party Information, and if Executive furnishes the Company with a written opinion of reputable legal counsel acceptable to the Company confirming that the disclosure of such Proprietary Information or Third Party Information is legally required, then Executive may disclose such Proprietary Information or Third Party Information to the extent legally required; provided, however, that Executive will use his reasonable best efforts to ensure that such Proprietary Information is treated confidentially by each Person to whom it is disclosed.

3. Non-solicitation.

(a) Non-solicitation. As long as Executive is an executive of the Company or any Affiliate thereof, and for twelve (12) months thereafter, Executive shall not directly or indirectly through another entity: (i) induce or attempt to induce any employee of the Company or any Affiliate to leave the employ of the Company or such Affiliate, or in any way interfere with the relationship between the Company or any Affiliate and any employee thereof; (ii) hire or employ any person who was an employee of the Company or any Affiliate at any time preceding the date of such Executive’s termination.

(b) Acknowledgment. Executive acknowledges that in the course of his service with the Company and its Affiliates, he has and will become familiar with the trade secrets and other Proprietary Information of the Company and its Affiliates. It is specifically recognized by Executive that his services to the Company and its Subsidiaries are special, unique and of extraordinary value, that the Company has a protectable interest in prohibiting Executive as provided in this Section 3, that money damages are insufficient to protect such interests, that there is adequate consideration being provided to Executive hereunder, that such prohibitions are necessary and appropriate without regard to payments being made to Executive hereunder and that the Company would not enter this Agreement with Executive without the restriction of this Section 3. Executive further acknowledges that the restrictions contained in this Section 3 do not impose an undue hardship on him and, since he has general business skills which may be used in industries other than that in which the Company and its Subsidiaries conduct their business, do not deprive Executive of his livelihood. Executive further acknowledges that the provisions of this Section 3 are separate and independent of the other sections of this Agreement.

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(c) Enforcement, etc. If, at the time of enforcement of Section 2 or 3 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances as determined by the court shall be substituted for the stated period, scope or area. Because Executive’s services are unique, because Executive has access to Proprietary Information and for the other reasons set forth herein, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, without limiting the generality of Section 7(g), in the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof.

(d) Submission to Jurisdiction. The parties hereby: (i) submit to the jurisdiction of any state or federal court sitting in Nevada in any action or proceeding arising out of or relating to Section 2 and/or 3 of this Agreement; (ii) agree that all claims in respect of such action or proceeding may be heard or determined in any such court; and (iii) agree not to bring any action or proceeding arising out of or relating to Section 2 and/or 3 of this Agreement in any other court. The parties hereby waive any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. The parties hereby agree that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law.

GENERAL PROVISIONS

4. Definitions.

“Affiliate” of any Person means any other Person which directly or indirectly controls, is controlled by or is under common control with such Person.

“Board” means the Company’s board of directors or the board of directors or similar management body of any successor of the Company.

“Proprietary Information” means any and all data and information concerning the business affairs of the Company or any of its Affiliates and not generally known in the industry in which the Company or any of its Affiliates is or may become engaged, and any other information concerning any matters affecting or relating to the Company’s or its Affiliates businesses, but in any event Proprietary Information shall include, any of the Company’s and its Affiliates past, present or prospective business opportunities, including information concerning acquisition opportunities in or reasonably related to the Company’s or its Affiliates businesses or industries, customers, customer lists, clients, client lists, the prices the Company and its Affiliates obtain or have obtained from the sale of, or at which they sell or have sold, their products, unit volume of sales to past or present customers and clients, or any other information concerning the business of the Company and its Affiliates, their manner of operation, their plans, processes, figures, sales figures, projections, estimates, tax records, personnel history, accounting procedures, promotions, supply sources, contracts, know-how, trade secrets, information relating to research, development, inventions, software, techniques, technology, manufacture, purchasing, engineering, marketing, merchandising or selling, or other data without regard to whether all of the foregoing matters will be deemed confidential, material or important. Proprietary Information does not include any information which Executive has obtained from a Person other than an employee of the Company, which was disclosed to him without a breach of a duty of confidentiality.

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“Records” means (i) any and all procedure manuals, books, records and accounts; (ii) all property of the Company and its Affiliates, including papers, note books, tapes and similar repositories containing Proprietary Information; (iii) all invoices and commission reports; (iv) customer lists partial and/or complete; (v) data layouts, magnetic tape layouts, diskette layouts, etc.; (vi) samples; (vii) promotional letters, brochures and advertising materials; (viii) displays and display materials; (ix) correspondence and old or current proposals to any former, present or prospective customer of the Company and its Affiliates; (x) information concerning revenues and profitability and any other financial conditions of the Company and its Affiliates; (xi) information concerning the Company and its Affiliates which was input by Executive or at his direction, under his supervision or with his knowledge, including on any floppy disk, diskette, cassette or similar device used in, or in connection with, any computer, recording devices or typewriter; (xii) data, account information or other matters furnished by customers of the Company and its Affiliates; and (xiii) all copies of any of the foregoing data, documents or devices whether in the form of carbon copies, photo copies, copies of floppy disks, diskettes, tapes or in any other manner whatsoever.

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Subsidiary” means any corporation of which the Company owns securities having a majority of the ordinary voting power in electing the board of directors directly or through one or more subsidiaries.

5. Notices. Any notice or other writing required or permitted to be given hereunder or for the purposes hereof shall be sufficiently given if delivered to the party to whom it is given or, if mailed, by prepaid registered mail, or sent by email, addressed to such party at:

If to Executive:

Alexander D. Henderson

460 White Cap Lane

Newport Coast, CA 92657

Email: alexhenderson.toga@gmail.com

If to the Company:

Toga Limited

3960 Howard Hughes Pkwy

Suite 500

Las Vegas, Nevada

Email: stevetan2016@gmail.com and wsl@boothudall.com

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or at such other physical address as the party to whom such writing is to be given shall have last notified to the party giving the same in the manner provided in this article. Written notice hereunder, shall be delivered personally or sent to each party by (i) personal delivery; (ii) a nationally-recognized, next-day courier service; (iii) first-class registered or certified mail, postage prepaid or (iv) electronic mail. In the case of delivery by certified mail, such mailing shall be deemed to have been delivered following deposit with the U.S. Postal Service, if deposited at a United States post office five (5) calendar days following deposit with the U.S. Postal Service. In the case of overnight delivery, delivery shall be deemed to be completed upon receipt of the notice at the address provided. In the case of email delivery, delivery shall be deemed to be completed upon the email message having been sent.

6. Executive’s Representations and Warranties. Executive represents and warrants that he has full and authority to enter into this Agreement and fully to perform his obligations hereunder, that he is not subject to any non-competition agreement, and that his past, present and anticipated future activities have not and will not infringe on the proprietary rights of others, including, but not limited to, proprietary information rights or interfere with any agreements he has with any prior employee. Executive further represents and warrants that he is not obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, which would conflict with or result in a breach of this Agreement or which would in any manner interfere with the performance of his duties for the Company.

7. General Provisions.

(a) Expenses. Each party shall bear his or its own expenses in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement.

(b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(c) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

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(d) Counterparts; Facsimile Transmission. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. Each party to this Agreement agrees that it will be bound by its own telecopied, or electronic, signature and that it accepts the telecopied, or electronic, signature of each other party to this Agreement.

(e) Successors and Assigns; Merger or Sale of Assets. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive, the Company and their respective successors and assigns; provided that the rights and obligations of Executive under this Agreement shall not be assignable.

(f) Choice of Law; Jurisdiction. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada. The parties hereby: (i) submit to the jurisdiction of any state or federal court sitting in Nevada in any action or proceeding arising out of or relating to Agreement; (ii) agree that all claims in respect of such action or proceeding may be heard or determined in any such court; and (iii) agree not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Executive hereby waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. The parties hereby agree that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law.

(g) Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorneys’ fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(h) Amendment and Waiver. The provisions of this Agreement may be amended or and waived only with the prior written consent of the Company and the Executive.

(i) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company’s chief executive office is located, the time period shall be automatically extended to the business day immediately following, such Saturday, Sunday or holiday.

(j) Termination. This Agreement shall survive the termination of Executive’s employment with the Company and shall remain in full force and effect after such termination.

(k) No Waiver. A waiver by any party hereto of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such party would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of any party hereto, any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

(l) Offset. Whenever the Company or any of its Subsidiaries is obligated to pay any sum to Executive or any Affiliate or related person thereof pursuant to this Agreement, any bona fide debts that Executive or such Affiliate or related person owes to the Company or any of its Subsidiaries may be deducted from that sum before payment.

(m) Indemnification and Reimbursement of Payments on Behalf of Executive. The Executive shall be responsible for the payment of any federal, state, provincial, local or foreign withholding taxes, excise taxes, or employment taxes (“Taxes”) imposed with respect to Executive’s compensation or other payments from the Company or any of its Subsidiaries or Executive’s ownership interest in the Company, including, but not limited to, wages, or the receipt of stock. In the event the Executive should fail to make any such payments, the Executive indemnifies the Company for any claims, causes or action, or liabilities which may be made, advanced or incurred against the Company as a result of such non-payment, and agrees to be responsible for the Company’s attorneys’ fees and related costs in defending or protecting itself.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

Executive:

/s/ Alexander D. Henderson
Alexander D. Henderson

Company: Toga Limited

By:
Name:
Its:

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